Exhibit 99.1

Global Payments Reports First Quarter 2024 Results

May 1, 2024

•First quarter 2024 GAAP diluted earnings per share (EPS) of $1.22 and adjusted EPS of $2.59
•First quarter 2024 GAAP revenue of $2.42 billion, an increase of 6%, and adjusted net revenue of $2.18 billion, an increase of 7%
•Reaffirms outlook for 2024
•Received EU regulatory approval for Commerzbank joint venture

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the first quarter ended March 31, 2024.

"We are pleased with our solid start to the year, delivering high single-digit adjusted net revenue growth and mid-teens adjusted earnings per share growth in the first quarter, excluding dispositions,” said Cameron Bready, President and Chief Executive Officer. "These results were ahead of our expectations as we saw strong execution across our business and resilient consumer trends, despite the uncertain macroeconomic environment.”

Bready continued, “We are now beyond the anniversary of the three transactions we completed in 2023, including the acquisition of EVO Payments and the divestitures of the Netspend Consumer and Gaming Solutions businesses. And we are continuing to make progress on further sharpening our strategic focus and simplifying our business to support long-term sustainable growth and success.”

Bready concluded, “Looking ahead, we remain committed to our key priorities of advancing our software-centric strategy, making it as easy as possible for our customers to do business with us, maintaining our focus on operational excellence, and ensuring we have the right culture to achieve our vision.”

First Quarter 2024 Summary
•GAAP revenues were $2.42 billion, compared to $2.29 billion in 2023; diluted earnings (loss) per share were $1.22, compared to $(0.04) in the prior year; and operating margin was 18.7%, compared to 2.5% in the prior year.
•Adjusted net revenues increased 7% to $2.18 billion, compared to $2.05 billion in the first quarter of 2023.
•Adjusted earnings per share increased 8% to $2.59, compared to $2.40 in the first quarter of 2023.
•Adjusted operating margin expanded 40 basis points to 43.5%.

Exhibit 99.1

2024 Outlook
“We are pleased with our financial performance in the first quarter, which positions us well for the balance of 2024,” said Josh Whipple, Senior Executive Vice President and Chief Financial Officer.

Whipple continued, “The company continues to expect adjusted net revenue to be in a range of $9.17 billion to $9.30 billion, reflecting growth of 6% to 7%, and adjusted earnings per share to be in a range of $11.54 to $11.70, reflecting growth of 11% to 12% over 2023. Annual adjusted operating margin for 2024 is still expected to expand by up to 50 basis points.”

Whipple concluded, “While trends in the business remain stable, our outlook continues to reflect the potential for a slightly more tempered economic environment than we saw in 2023.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable on June 28, 2024 to shareholders of record as of June 14, 2024.

Conference Call
Global Payments’ management will host a live audio webcast today, May 1, 2024, at 8:00 a.m. EDT to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Global Payments also has provided supplemental non-GAAP information to reflect the divestiture of the consumer portion of our Netspend business, which comprised our former Consumer Solutions segment, which closed in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.

Reconciliations of each of the non-GAAP financial measures to the most directly comparable GAAP measure are included in the schedules to this release, except for forward-looking measures where a

Exhibit 99.1
reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with approximately 27,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning North America, Europe, Asia Pacific and Latin America. For more information, visit company.globalpayments.com and follow Global Payments on X, LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this release contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks and uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding guidance and projected financial results for the year 2024; the effects of general economic conditions on our business; statements about the benefits of acquisitions or divestitures, including future financial and operating results, and the successful integration of our acquisitions or completion of anticipated benefits or strategic initiatives; statements regarding our success and timing in developing and introducing new services and expanding our business; and other statements regarding our future financial performance and the company’s plans, objectives, expectations and intentions. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “could,” “should,” or words of similar meaning. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Exhibit 99.1
In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global economic, political, market, health and social events or other conditions; foreign currency exchange, inflation and rising interest rate risks; difficulties, delays and higher than anticipated costs related to integrating the businesses of acquired companies, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; the effect of a security breach or operational failure on our business; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain, develop and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; our ability to meet environmental, social or governance targets, goals and commitments; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors included in the “Risk Factors” section in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

Source: Global Payments Inc.

Exhibit 99.1
SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023	% Change

Revenues	$2,420,187	$2,292,447	5.6%

Operating expenses:
Cost of service	922,390	947,753	(2.7)%
Selling, general and administrative	1,045,545	1,043,126	0.2%
Loss on business disposition	—	244,833	nm
	1,967,935	2,235,712

Operating income	452,252	56,735	nm

Interest and other income	35,928	11,153	222.1%
Interest and other expense	(162,147)	(122,945)	31.9%
	(126,219)	(111,792)

Income (loss) before income taxes and equity in income of equity method investments	326,033	(55,057)	nm
Income tax expense (benefit)	19,382	(31,399)	nm
Income (loss) before equity in income of equity method investments	306,651	(23,658)	nm
Equity in income of equity method investments, net of tax	16,411	19,238	(14.7)%
Net income (loss)	323,062	(4,420)	nm
Net income attributable to noncontrolling interests	(9,755)	(6,621)	47.3%
Net income (loss) attributable to Global Payments	$313,307	$(11,041)	nm

Earnings (loss) per share attributable to Global Payments:
Basic earnings (loss) per share	$1.22	$(0.04)	nm
Diluted earnings (loss) per share	$1.22	$(0.04)	nm

Weighted-average number of shares outstanding:
Basic	256,926	263,115
Diluted	257,588	263,115

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023	% Change

Adjusted net revenue	$2,183,939	$2,049,456	6.6%

Adjusted operating income	$949,622	$882,514	7.6%

Adjusted net income attributable to Global Payments	$666,514	$631,261	5.6%

Adjusted diluted earnings per share attributable to Global Payments	$2.59	$2.40	8.0%

Supplemental Non-GAAP(1)

Adjusted net revenue(1)	$2,183,939	$1,933,599	12.9%

Adjusted operating income(1)	$949,622	$825,196	15.1%

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(1)The supplemental non-GAAP information reflects the divestiture of our consumer business which closed in April 2023.

See Schedule 6 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedule 7 for a reconciliation of adjusted net revenue and adjusted operating income by segment and supplemental non-GAAP information to the most comparable GAAP measure, and Schedule 8 for a discussion of non-GAAP financial measures.

Exhibit 99.1
SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2024		March 31, 2023		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,834,094	$1,683,384	$1,605,610	$1,456,390	14.2%	15.6%
Issuer Solutions	602,735	515,610	570,907	490,216	5.6%	5.2%
Consumer Solutions	—	—	143,709	129,242	nm	nm
Intersegment eliminations	(16,642)	(15,055)	(27,779)	(26,392)	40.1%	43.0%
	$2,420,187	$2,183,939	$2,292,447	$2,049,456	5.6%	6.6%

Operating income (loss):
Merchant Solutions	$580,438	$790,413	$507,210	$688,281	14.4%	14.8%
Issuer Solutions	106,097	241,401	82,810	215,241	28.1%	12.2%
Consumer Solutions	—	—	(5,798)	57,317	nm	nm
Corporate	(234,283)	(82,193)	(282,654)	(78,326)	17.1%	(4.9)%
Loss on business disposition	—	—	(244,833)	—	nm	nm
	$452,252	$949,622	$56,735	$882,514	697.1%	7.6%

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See Schedule 7 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 8 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	March 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$2,167,616	$2,088,887
Accounts receivable, net	1,054,193	1,120,078
Settlement processing assets	5,617,576	4,097,417
Prepaid expenses and other current assets	830,548	767,377
Total current assets	9,669,933	8,073,759
Goodwill	26,728,023	26,743,523
Other intangible assets, net	9,797,023	10,168,046
Property and equipment, net	2,200,366	2,190,005
Deferred income taxes	80,241	111,712
Notes receivable	731,429	713,123
Other noncurrent assets	2,567,735	2,570,018
Total assets	$51,774,750	$50,570,186

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$1,095,901	$981,244
Current portion of long-term debt	1,579,357	620,585
Accounts payable and accrued liabilities	2,630,789	2,824,979
Settlement processing obligations	5,209,972	3,698,921
Total current liabilities	10,516,019	8,125,729
Long-term debt	15,565,705	15,692,297
Deferred income taxes	2,062,885	2,242,105
Other noncurrent liabilities	643,996	722,540
Total liabilities	28,788,605	26,782,671
Commitments and contingencies
Redeemable noncontrolling interests	143,069	507,965
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at March 31, 2024 and December 31, 2023; 255,130,560 issued and outstanding at March 31, 2024 and 260,382,746 issued and outstanding at December 31, 2023	—	—
Paid-in capital	18,806,396	19,800,953
Retained earnings	3,706,873	3,457,182
Accumulated other comprehensive loss	(297,438)	(258,925)
Total Global Payments shareholders’ equity	22,215,831	22,999,210
Nonredeemable noncontrolling interests	627,245	280,340
Total equity	22,843,076	23,279,550
Total liabilities, redeemable noncontrolling interests and equity	$51,774,750	$50,570,186

Exhibit 99.1
SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2024	March 31, 2023

Cash flows from operating activities:
Net income (loss)	$323,062	$(4,420)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	117,919	105,983
Amortization of acquired intangibles	343,217	301,267
Amortization of capitalized contract costs	32,883	29,336
Share-based compensation expense	40,117	89,566
Provision for operating losses and credit losses	19,409	29,859
Noncash lease expense	15,397	15,810
Deferred income taxes	(111,886)	(160,040)
Equity in income of equity method investments, net of tax	(16,411)	(19,238)
Facilities exit charges	—	5,164
Loss on business disposition	—	244,833
Other, net	(5,619)	10,521
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	50,934	30,767
Settlement processing assets and obligations, net	(24,689)	248,710
Prepaid expenses and other assets	(120,774)	(119,479)
Accounts payable and other liabilities	(247,242)	(209,113)
Net cash provided by operating activities	416,317	599,526
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash and restricted cash acquired	(2,557)	(4,046,785)
Capital expenditures	(145,441)	(162,195)
Other, net	—	2,187
Net cash used in investing activities	(147,998)	(4,206,793)
Cash flows from financing activities:
Net borrowings from (repayments of) settlement lines of credit	133,228	(281,411)
Net borrowings from (repayments of) commercial paper notes	(1,093,043)	1,048,620
Proceeds from long-term debt	4,609,000	4,708,140
Repayments of long-term debt	(2,628,548)	(1,555,954)
Payments of debt issuance costs	(29,391)	(11,593)
Repurchases of common stock	(800,048)	(202,785)
Proceeds from stock issued under share-based compensation plans	11,031	6,103
Common stock repurchased - share-based compensation plans	(41,140)	(28,323)
Distributions to noncontrolling interests	(4,748)	(6,218)
Contributions from noncontrolling interests	89	—
Purchase of capped calls related to issuance of convertible notes	(256,250)	—
Dividends paid	(63,616)	(65,750)
Net cash provided by (used in) financing activities	(163,436)	3,610,829
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(34,035)	18,584
Increase in cash, cash equivalents and restricted cash	70,848	22,146
Cash, cash equivalents and restricted cash, beginning of the period	2,256,875	2,215,606
Cash, cash equivalents and restricted cash, end of the period	$2,327,723	$2,237,752

Exhibit 99.1
SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended March 31, 2024
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,420,187	$(236,248)	$—	$—	$2,183,939

Operating income	$452,252	$462	$496,908	$—	$949,622

Net income attributable to Global Payments	$313,307	$462	$493,565	$(140,820)	$666,514

Diluted earnings per share attributable to Global Payments	$1.22				$2.59

Diluted weighted average shares outstanding	257,588				257,588

	Three Months Ended March 31, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,292,447	$(242,991)	$—	$—	$2,049,456

Operating income	$56,735	$(13,938)	$839,716	$—	$882,514

Net (loss) income attributable to Global Payments	$(11,041)	$(13,938)	$837,575	$(181,335)	$631,261

Diluted (loss) earnings per share attributable to Global Payments	$(0.04)				$2.40

Diluted weighted average shares outstanding (4)	263,115				263,386

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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended March 31, 2024 and 2023, net revenue adjustments also included $0.5 million and $0.4 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended March 31, 2023 also included a $14.5 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the three months ended March 31, 2024, earnings adjustments to operating income included $343.2 million in cost of services (COS) and $153.7 million in selling, general and administrative expenses (SG&A). Adjustments to COS consisted of amortization of acquired intangibles of $343.2 million. Adjustments to SG&A included share-based compensation expense of $40.1 million, acquisition, integration and separation expenses of $78.9 million, employee severance charges of $24.9 million, and other items of $9.8 million.

For the three months ended March 31, 2023, earnings adjustments to operating income included $303.6 million in COS and $291.3 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $301.3 million and other items of $2.3 million. Adjustments to SG&A included share-based compensation expense of $89.6 million, acquisition, integration and separation expenses of $174.8 million, facilities exit charges of $7.7 million, and employee severance charges of $19.2 million.

Acquisition, integration and separation expenses for the three months ended March 31, 2023 included $74.2 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

For the three months ended March 31, 2023, earnings adjustments to operating income also included the $244.8 million loss on business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

(4)Includes 270,957 dilutive shares for non-GAAP. All awards are antidilutive for GAAP due to reporting a net loss.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 7
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended March 31, 2024
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,834,094	$(150,710)	$—	$1,683,384
Issuer Solutions	602,735	(87,125)	—	515,610
Intersegment eliminations	(16,642)	1,587	—	(15,055)
	$2,420,187	$(236,248)	$—	$2,183,939

Operating income (loss):
Merchant Solutions	$580,438	$—	$209,975	$790,413
Issuer Solutions	106,097	462	134,843	241,401
Corporate	(234,283)	—	152,090	(82,193)
	$452,252	$462	$496,908	$949,622

	Three Months Ended March 31, 2023
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$1,605,610	$(149,220)	$—	$1,456,390	$—	$1,456,390
Issuer Solutions	570,907	(80,691)	—	490,216	—	490,216
Consumer Solutions	143,709	(14,467)	—	129,242	(129,242)	—
Intersegment eliminations	(27,779)	1,387	—	(26,392)	13,385	(13,007)
	$2,292,447	$(242,991)	$—	$2,049,456	$(115,857)	$1,933,599

Operating income (loss):
Merchant Solutions	$507,210	$13	$181,058	$688,281	$—	$688,281
Issuer Solutions	82,810	516	131,915	215,241	—	215,241
Consumer Solutions	(5,798)	(14,467)	77,582	57,317	(57,317)	—
Corporate	(282,654)	—	204,328	(78,326)	—	(78,326)
Loss on business disposition	(244,833)	—	244,833	—	—	—
	$56,735	$(13,938)	$839,716	$882,514	$(57,317)	$825,196
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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended March 31, 2024 and 2023, net revenue adjustments also included $0.5 million and $0.4 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended March 31, 2023 also included a $14.5 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the three months ended March 31, 2024, earnings adjustments to operating income included $343.2 million in COS and $153.7 million in SG&A. Adjustments to COS consisted of amortization of acquired intangibles of $343.2 million. Adjustments to SG&A included share-based compensation expense of $40.1 million, acquisition, integration and separation expenses of $78.9 million, employee severance charges of $24.9 million, and other items of $9.8 million.

For the three months ended March 31, 2023, earnings adjustments to operating income included $303.6 million in COS and $291.3 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $301.3 million and other items of $2.3 million. Adjustments to SG&A included share-based compensation expense of $89.6 million, acquisition, integration and separation expenses of $174.8 million, facilities exit charges of $7.7 million, and employee severance charges of $19.2 million.

Acquisition, integration and separation expenses for the three months ended March 31, 2023 included $74.2 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

For the three months ended March 31, 2023, earnings adjustments to operating income also included the $244.8 million loss on business dispositions.

(3)The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 8
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2023	2024 Outlook	Growth
Revenues:
GAAP revenues	$9,654	$10,130 to $10,260	5% to 6%
Adjustments(1)	(983)	(960)
Adjusted net revenue	$8,671	$9,170 to $9,300	6% to 7%

Earnings Per Share:
GAAP diluted EPS	$3.77	$5.57 to $5.73	nm
Adjustments(2)	6.65	5.97
Adjusted EPS	$10.42	$11.54 to $11.70	11% to 12%

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also included adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses, as well as adjustments to exclude revenues that were associated with certain excluded expenses of our consumer business which was classified as assets held for sale on our balance sheet.

(2)Adjustments to 2023 GAAP diluted EPS included the removal of 1) software-related contract liability adjustments described above of $0.01, 2) acquisition related amortization expense of $3.88, 3) share-based compensation expense of $0.62, 4) acquisition, integration, and separation expense of $1.22, 5) facilities exit charges of $0.05, 6) equity method investment earnings from our interest in a private equity investment fund of $0.02, 7) discrete tax items of $0.28, 8) gain/loss on business dispositions of $0.40, 9) other income and expense of $0.06, 10) other items of $0.11, and 11) the effect of noncontrolling interests and income taxes, as applicable.

Note: nm = not meaningful.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation.

Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and earnings per share determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies. Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition, integration and separation expense, gain or losses on business divestitures, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.